UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the IAC Credit Agreement

On October 7, 2015, IAC/InterActiveCorp (the “Company”) amended and restated its Credit Agreement, dated as of December 21, 2012, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (as amended and restated, the “IAC Credit Agreement”). The IAC Credit Agreement provides for a five-year $300 million revolving facility. The proceeds of any loans made under the IAC Credit Agreement can be used for general corporate purposes.

Borrowings under the IAC Credit Agreement bear interest, at the Company’s option, at either: (i) a base rate or (ii) LIBOR, in each case, plus an applicable margin. The applicable margin on loans made under the Revolving Facility is determined by reference to a pricing grid based on the Company’s consolidated leverage ratio.

The IAC Credit Agreement contains certain covenants that restrict the ability of the Company and certain of its subsidiaries to take specified actions, including, among other things and subject to certain significant exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; and (x) changing the fiscal year. The IAC Credit Agreement also contains customary affirmative covenants and events of default.  The covenants contain exceptions designed to permit the previously-announced intention to pursue a public offering of the common stock of IAC’s wholly owned subsidiary The Match Group, Inc. (“Match” and the potential offering, the “Match IPO”).

The obligations under the IAC Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the “IAC Subsidiary Guarantors”) pursuant to a Subsidiary Guarantee Agreement, dated as of December 21, 2012, as reaffirmed and amended on October 7, 2015, by the IAC Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as collateral agent. The obligations under the IAC Credit Agreement are secured by liens on certain stock held by the Company and the IAC Subsidiary Guarantors, other than stock held by Match and its subsidiaries, pursuant to the Pledge Agreement, dated as of December 21, 2012, as reaffirmed on October 7, 2015, among the Company and the Pledgors party thereto in favor of JPMorgan Chase Bank N.A., as collateral agent.

While Match remains a “restricted subsidiary” under the IAC Credit Agreement, the indenture governing IAC’s $500 million aggregate principal amount of 4.750% Senior Notes due December 15, 2022 (the “2022 IAC Notes”) and the indenture governing IAC’s $500 million aggregate principal amount of 4.875% Senior Notes due November 30, 2018 (the “2018 IAC Notes” and, together with the 2022 IAC Notes, the “IAC Notes”) Match and certain of its subsidiaries will continue to guarantee the obligations under the IAC Credit Agreement.  In the event Match is designated as an “unrestricted subsidiary” under the IAC Credit Agreement and the IAC Notes, Match and its relevant subsidiaries will be released as guarantors under the IAC Credit Agreement.

The Match Credit Agreement

On October 7, 2015, Match entered into a Credit Agreement, dated as of October 7, 2015, among Match, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Match Credit Agreement”). The Match Credit Agreement provides for a five-year $500 million revolving facility. The proceeds of any loans made under the Match Credit Agreement can be used for general corporate purposes, including to fund dividends and other distributions to IAC.

Borrowings under the Match Credit Agreement bear interest, at Match’s option, at either: (i) a base rate or (ii) LIBOR, in each case, plus an applicable margin. The applicable margin on loans made under the Match Credit Agreement is determined by reference to a pricing grid based on Match’s consolidated net leverage ratio.

The Match Credit Agreement contains certain covenants that restrict the ability of Match and certain of its subsidiaries to take specified actions, including, among other things and subject to certain significant exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; (x) changing the fiscal year; and (xi) restricting Match from engaging in material operational activity or owning material assets other than equity interests in its subsidiaries. The Match Credit Agreement also contains customary affirmative covenants and events of default. The covenants contain exceptions designed to permit the Match IPO and related transactions.

The obligations under the Match Credit Agreement are guaranteed by certain of Match’s subsidiaries (the “Match Subsidiary Guarantors”). In addition, for so long as Match remains a “restricted subsidiary” under the IAC Credit Agreement and the IAC Notes, the obligations under the Match Credit Agreement are also guaranteed by the subsidiaries of the Company that guarantee the obligations under the IAC Credit Agreement and the IAC Notes, as applicable.  The guarantee obligations are governed by a Guarantee Agreement, dated as of October 7, 2015, by the Guarantors party thereto in favor of JPMorgan Chase Bank, N.A., as collateral agent. In the event Match is designated as an “unrestricted subsidiary” under the IAC Credit Agreement and the IAC Notes, IAC and its subsidiaries that are not subsidiaries of Match will be released as guarantors under the Match Credit Agreement.  The obligations under the Match Credit Agreement are secured by liens on certain stock held by Match and the Match Subsidiary Guarantors pursuant to the Pledge Agreement, dated as of October 7, 2015, among Match and the Pledgors party thereto in favor of JPMorgan Chase Bank N.A., as collateral agent.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GREGG WINIARSKI
Name:	Gregg Winiarski
Title:	Executive Vice President and General Counsel

Date: October 9, 2015